UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 14, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of Cell Therapeutics, Inc. (“the Company”) that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On January 18, 2007, the Company sold 800,000 shares (the “Shares”) of its common stock, no par value (the “Common Stock”), to Société Générale pursuant to the Step-Up Equity Financing Agreement which was previously filed as an Exhibit to the Company’s Form 8-K on June 23, 2006 (the “Step-Up Equity Financing Agreement”). The shares were sold in a registered offering at an issue price of €1.07 per share.

The Shares are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-143452) (the “Registration Statement”). The Company filed a base prospectus and a prospectus supplement relating to the issuance and sale of the Shares with the Securities and Exchange Commission on January 16, 2008.

The Company knows of no material relationship between the Company or its affiliates and Société Générale other than in respect of the Step-Up Equity Financing Agreement.

Attached as Exhibit 5.1 is the opinion of Heller Ehrman LLP relating to the validity of the issuance and sale of the Shares.

On January 15, 2008, the Company issued a press release announcing the sale of the Shares to Société Générale pursuant to the Step-Up Equity Financing Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events

As previously disclosed, in connection with the Step-Up Equity Financing Agreement by and between Société Générale and the Company dated June 21, 2006, as amended (the “Agreement”), on April 20, 2007 the Company initially filed with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) a listing prospectus relating to offerings of its common stock pursuant to the Agreement (the “Listing Prospectus”), and on January 8, 2008, CONSOB approved the Company’s publication of the Listing Prospectus. The Company published the Listing Prospectus on January 14, 2008.

An English translation of the Listing Prospectus, which was published in Italian, is attached hereto as Exhibit 99.2.

Italian laws, rules and regulations governing the issuance and sale of securities in Italy differs from those in the United States. As a result, certain disclosures made in the Listing Prospectus are not in accordance with United States securities laws, rules and regulations. For example, CONSOB required certain financial disclosures to be made that are not required in the United States, and CONSOB does not require them to be audited or independently reviewed.

Due to the lengthy process of review and comment by CONSOB, the Listing Prospectus includes disclosures as of a date that is prior to the approval date and publication date; those disclosures were not required to be updated prior to publication under Italian law. Therefore, certain disclosures in the Listing Prospectus may contain information that is outdated as of publication date. As a result, disclosures included in the Company’s filings with the Securities and Exchange Commission (other than this Listing Prospectus) should control in the event there is any discrepancy or conflict between disclosures made therein and disclosures contained in the Listing Prospectus.

The Listing Prospectus includes forward-looking statements which are based on current expectations regarding the Company, the growth of its business, its financial performance and the development of the industry in which the Company operates. Since these forward-looking statements reflect the Company’s current estimates regarding future events, they involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Therefore, no undue reliance should be placed on any forward-looking statements contained in the Listing Prospectus as they speak only as of the date on which such statements were made. In evaluating these forward-looking statements, investors should also consider the risk factors contained in the Listing Prospectus and other risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are attached with this report on Form 8-K:

5.1	Opinion of Heller Ehrman LLP

99.1	Press Release dated January 15, 2008

99.2	Cell Therapeutics, Inc. Listing Prospectus (English Translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: January 18, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Heller Ehrman LLP

99.1	Press Release dated January 15, 2008

99.2	Cell Therapeutics, Inc. Listing Prospectus (English Translation)